Exhibit 4.1

                       FIRST AMENDMENT TO RIGHTS AGREEMENT


         THIS FIRST AMENDMENT ("Amendment") to the Rights Agreement, dated as of December 3, 1998 (the "Rights Agreement"), between Universal Corporation, a Virginia corporation (the "Company"), and Wachovia Bank, N.A., is made as of this 23rd day of April, 1999 among the Company, Wachovia Bank, N.A., as Rights Agent (the "Rights Agent"), and Norwest Bank Minnesota, N.A., as successor Rights Agent (the "Successor Rights Agent").

         Pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof. Pursuant to Section 21 of the Rights Agreement, if the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. The Rights Agent has informed the Company that in connection with the execution of this Amendment it wishes to withdraw as Rights Agent. By executing this Amendment, the Company accepts such withdrawal and appoints the Successor Rights Agent to serve as a successor to the Rights Agent under the Rights Agreement, as amended by this Amendment. By executing this Amendment, the Successor Rights Agent accepts such appointment and agrees to assume all duties, responsibilities and obligations as Rights Agent under the Rights Agreement, as amended by this Amendment. All acts and things necessary to make this Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Amendment by the Company, the Rights Agent and the Successor Rights Agent have been in all respects duly authorized by the Company, the Rights Agent and the Successor Rights Agent.

         In consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

         1. As of the effective date of this Amendment, the Rights Agent withdraws as Rights Agent under the Rights Agreement, as amended by this Amendment.

         2. The Company hereby appoints the Successor Rights Agent to serve as the successor to the Rights Agent under the Rights Agreement, as amended by this Amendment. The Successor Rights Agent hereby accepts such appointment and assumes all duties, responsibilities and obligations as Rights Agent under the Rights Agreement, as amended by this Amendment.

         3. Section 26 of the Rights Agreement is hereby modified and amended to read in its entirety as follows:

                  Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                              Universal Corporation
                              P.O. Box 25099
                              1501 North Hamilton Street
                              Richmond, Virginia 23260
                              Attention: Corporate Secretary

         Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                              Norwest Bank Minnesota, N.A.
                              161 N. Concord Exchange
                              South St. Paul, MN  55075
                              Attention:  Barb Novak

         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         4. This Amendment to the Rights Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

         5. This Amendment to the Rights Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.

         6. In all respects not inconsistent with the terms and provisions of this Amendment to the Rights Agreement, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent and the Successor Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

Attest:                                    UNIVERSAL CORPORATION



By: /s/                                    By: /s/
    -----------------------------              -----------------------------

Attest:                                    WACHOVIA BANK, N.A.



/s/                                        By: /s/
---------------------------------              -----------------------------

Attest:                                    NORWEST BANK MINNESOTA, N.A.



/s/                                        By: /s/
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